UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to §240.14a-12

ANIMAL HEALTH INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 3, 2008

 Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders (“Annual Meeting”) of Animal Health International, Inc. (the “Company”) to be held at 8:00 a.m., local time, on Thursday, November 6, 2008, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262.

At the Annual Meeting, the agenda includes the election of two (2) Class II directors for three-year terms and the consideration and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  The Board of Directors unanimously recommends that you vote FOR the election of the director nominees.

Details regarding the matters to be acted upon at the Annual Meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

If you are a stockholder of record, please vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (2) by completing your proxy using the toll-free telephone number listed on the proxy card or (3) by completing your proxy on the Internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the meeting in person.  Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 5, 2008.  If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Your prompt cooperation is greatly appreciated.

Sincerely,

JAMES C. ROBISON
Chairman, President and Chief Executive Officer

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, TX 76262

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 6, 2008

To the Stockholders of ANIMAL HEALTH INTERNATIONAL, INC.:

The Annual Meeting of ANIMAL HEALTH INTERNATIONAL, INC., a Delaware corporation (the “Company”), will be held on Thursday, November 6, 2008, at 8:00 a.m., local time, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262, for the following purposes:

1. To elect two (2) Class II directors to the Board of Directors ("Board of Directors", or "Board"), each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal; and

2.  To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on September 19, 2008, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 5, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by telephone or on the Internet.

By Order of the Board of Directors,

JAMES C. ROBISON
Chairman, President and Chief Executive Officer

Westlake, TX
October 3, 2008

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, COMPLETE YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE ENCLOSED PROXY CARD OR COMPLETE YOUR PROXY ON THE INTERNET AT THE ADDRESS LISTED ON THE PROXY CARD IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

    Important Notice Regarding the Availiability of Proxy Materials for the Annual Meeting of Stockholders on November 6, 2008.  This Proxy Statement and the Annual Report to security holders are available on our website at www.ahii.com, Investor Relations, Financial Information, SEC Filings.

TABLE OF CONTENTS

PROXY STATEMENT

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
 Westlake, TX 76262

  PROXY STATEMENT

 For the Annual Meeting of Stockholders
 To Be Held on November 6, 2008

October 3, 2008

Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board) of ANIMAL HEALTH INTERNATIONAL, INC., a Delaware corporation (the “Company”), for use at the Annual Meeting to be held on Thursday, November 6, 2008, at 8:00 a.m., local time, at the Company’s headquarters located at 7 Village Circle, Suite 200, Westlake, TX 76262, or at any adjournments or postponements thereof.

An Annual Report to Stockholders containing financial statements for the fiscal year ended June 30, 2008 is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Annual Report, however, is not a part of the proxy solicitation material. This Proxy Statement and the form of proxy will be mailed to stockholders on or about October 3, 2008.

The purposes of the Annual Meeting are to (i) elect two (2) Class II directors for three-year terms and (ii) consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.  Only stockholders of record at the close of business on September 19, 2008 (the “Record Date”) will be entitled to receive notice of and to vote at the Annual Meeting.  As of that date, 24,329,670 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) were issued and outstanding, and there were 111 stockholders of record.  The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting.  You may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the Internet at the address listed on the proxy card. Votes made by phone or on the Internet must be received by 11:59 p.m., local time, on November 5, 2008. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy card or completed your proxy by phone or on the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (a) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to ANIMAL HEALTH INTERNATIONAL, INC., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

For Proposal 1, the election of two (2) Class II directors, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors. Abstentions and broker “non-votes” will not be counted as voting with respect to the election of the Class II directors and, therefore, will not have an effect on the election of the Class II directors.

The persons named as attorneys-in-fact in the proxies, William F. Lacey and Damian Olthoff, were selected by the Board and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees.

Aside from the election of directors, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

 PROPOSAL 1

 ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of eight (8) members. The Company’s certificate of incorporation divides the Board of Directors into three (3) classes. One class is elected each year for a term of three (3) years. The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Mark A. Rosen and Ronald G. Steinhart, and recommended that each be elected to the Board of Directors as a Class II director, each to hold office until the Annual Meeting to be held in the year 2011 and until his successor has been duly elected and qualified or until the earlier of his death, resignation or removal. Messrs. Mark A. Rosen and Ronald G. Steinhart are currently Class II directors, whose terms expire at this Annual Meeting.

The Board of Directors is also composed of (1) three Class III directors (Brandon White, David W. Biegler and Jerry W. Pinkerton), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2009, and (2) three Class I directors (James C. Robison, E. Thomas Corcoran and Michael Eisenson), whose terms expire upon the election and qualification of directors at the Annual Meeting to be held in 2010.  Mr. James C. Robison is our Chief Executive Officer and President.

The Board of Directors knows of no reason why either of the nominees would be unable or unwilling to serve, but if either nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

 Vote Required For Approval

A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director of the Company or its predecessor, the positions with the Company currently held by each nominee and director, the year each nominee’s or director’s current term will expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class II Directors:
Mark A. Rosen — 2005	Director	2008	II
Ronald G. Steinhart — 2007	Director	2008	II
Continuing Directors:
David W. Biegler — 2007	Director	2009	III
Jerry W. Pinkerton — 2008	Director	2009	III
Brandon White — 2005	Director	2009	III
James C. Robison — 1997	Chief Executive Officer, President and Chairman	2010	I
Michael Eisenson — 2005	Director	2010	I
E. Thomas Corcoran — 2008	Director	2010	I

MANAGEMENT

 Directors and Executive Officers

The following table sets forth the director nominees to be elected at the Annual Meeting, the directors, executive officers and key employees of the Company, their ages, and the positions currently held by each such person with the Company immediately prior to the Annual Meeting.

Name	Age	Position

Directors and Executive Officers:
James C. Robison	53	Chief Executive Officer, President and Director
William F. Lacey	51	Senior Vice President and Chief Financial Officer
Kathy C. Hassenpflug	56	Vice President-Human Resources
Damian Olthoff	33	General Counsel and Secretary
David W. Biegler(1)(2)	62	Director
Michael Eisenson(2)(3)	53	Director
Jerry W. Pinkerton(1)	68	Director
Mark A. Rosen(3)	58	Director (Nominee)
Ronald G. Steinhart(1)(3)	68	Director (Nominee)
Brandon White	35	Director
E. Thomas Corcoran(2)	61	Director

Other Key Employees:
Brian N. Bagnall	62	Vice President-Information Systems
Larry Delozier	48	Group President, Swine/Poultry
Doug Harris	50	Group President, Dairy
Jeff Hyde	48	Treasurer
Jon A. Kuehl	55	Group President, Dealer
Robert Mart	52	Vice President-Marketing
Mark Middleton	48	Group President, Veterinary
Henry H. Moomaw III	45	Vice President-Corporate Controller
Larry Spurlock	39	Vice President-Operations
Charles Steier	36	Operational Controller
Jeff Williams	45	Vice President-Sales

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

James C. Robison.  Mr. Robison has served as our Chairman, President and Chief Executive Officer since 1997. Prior to joining us, Mr. Robison was an Executive Vice President, Chief Operating Officer and a director of General Medical Corporation. Mr. Robison holds a B.B.A. from the University of Texas and an M. A. from the University of Texas-Dallas.

William F. Lacey.  Mr. Lacey has served as our Senior Vice President and Chief Financial Officer since 2003. Prior to joining us, Mr. Lacey was Vice President and Chief Financial Officer of Rawlings Sporting Goods Co., Inc., a manufacturer and retailer of sports equipment and apparel, from 2000 to 2003. Mr. Lacey holds a B.S. from the University of Alabama.

Kathy C. Hassenpflug. Ms. Hassenpflug has served as our Vice President-Human Resources since July 2007, and as our Director of Human Resources from November 1998 to July 2007. Ms. Hassenpflug holds a B.S. from the Virginia Polytechnic Institute and State University.

Damian Olthoff.  Mr. Olthoff has served as our General Counsel and Secretary since 2005. Prior to joining us, Mr. Olthoff was Staff Counsel of TrinTel Communications, Inc., an owner, operator and developer of infrastructure for the wireless communications industry, from 2001 to 2005.  Prior to that, Mr. Olthoff was with Sprint (now SprintNextel).  Mr. Olthoff holds a B.B.A. from the University of Missouri at Kansas City and a J.D. from the University of Missouri at Kansas City.

David W. Biegler.  Mr. Biegler has served as a director since January 2007. Mr. Biegler has been Chairman of Estrella Energy L.P., a company engaged in natural gas transportation and processing, since September 2003.  Mr. Biegler retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 until 2001. Mr. Biegler previously served as Chairman, President and CEO of ENSERCH Corporation from 1993 to 1997. Mr. Biegler is also a director of Dynegy Inc., Trinity Industries, Inc., Southwest Airlines Co., Austin Industries, and Guaranty Financial Group, Inc. Mr. Biegler holds a B.S. from St. Mary’s University and completed the Harvard University Advanced Management Program.

E. Thomas Corcoran. Mr. Corcoran has served as a director since May 2008.  He served as the President of Fort Dodge Animal Health, a division of Wyeth from 1985 until his retirement in January 2008. Mr. Corcoran is the former Chairman of the Executive Committee and the Board of Directors of the Animal Health Institute, the trade association for animal health product manufacturers.  Prior to his career in animal health, Mr. Corcoran spent 15 years in various sales, marketing and leadership roles with Diamond Shamrock Corporation. Mr. Corcoran is also a director of Phibro Animal Health Corporation.  Mr. Corcoran holds a B.S. from the University of South Alabama and completed the Columbia University Executive Management Program.

Michael Eisenson.  Mr. Eisenson has served as a director since June 2005. He co-founded Charlesbank Capital Partners, LLC, a private investment firm, in 1998, and currently serves as Managing Director and Chief Executive Officer. Prior to the formation of Charlesbank Capital Partners, LLC, Mr. Eisenson was the President of Harvard Private Capital Group. Mr. Eisenson is a member of the board of directors of Penske Auto Group, Inc., as well as a number of private companies.  Mr. Eisenson holds a B.A. from Williams College and a J.D. and M.B.A. from Yale University.

Robert C. Oelkers.  Mr. Oelkers served as a director from September 2007 until his death in January 2008.  He served as President of Texaco International Trader Inc. from April 1999 until his retirement in October 2001.  Mr. Oelkers served as Vice President and Comptroller of Texaco Inc. from April 1994 until March 1999.  Mr. Oelkers was employed by Texaco Inc. from 1966 until his retirement.  He served in leadership roles with several organizations, including the Board of Trustees of Pace University in New York and was a member of the Financial Accounting Standards Board's Advisory Committee.  Mr. Oelkers was a member of the board of directors of Dynegy, Inc.  Mr. Oelkers held a B.A. from Pace University.

Jerry W. Pinkerton.  Mr. Pinkerton has served as a director since May 2008.  He previously served as Controller of TXU Corp. and Vice President and Chief Accounting Officer of ENSERCH Corporation.  Prior to joining ENSERCH, Mr. Pinkerton served as an auditor for 26 years with Deloitte Haskins & Sells, a predecessor firm of Deloitte & Touche, LLP, including 15 years as an audit partner.  Mr. Pinkerton also sits on the board of directors of Holly Logistics Services, LLC, the general partner of Holly Energy Partners, L. P., where he serves as chairman of Holly Logistics’ audit committee.  Mr. Pinkerton holds a B.B.A. from the University of North Texas and is a Certified Public Accountant.

Mark A. Rosen.  Mr. Rosen has served as a director since June 2005. He co-founded Charlesbank Capital Partners, LLC, a private investment firm, in 1998, and currently serves as a Managing Director. Prior to the formation of Charlesbank Capital Partners, LLC, Mr. Rosen was a Managing Director of Harvard Private Capital Group. Mr. Rosen holds a B.A. from Amherst College and a J.D. from Yale University.

Ronald G. Steinhart.  Mr. Steinhart has served as a director since January 2007. Mr. Steinhart served as Chairman and Chief Executive Officer of the Commercial Banking Group of Bank One Corporation from December 1996 until his retirement in January 2000. From January 1995 to December 1996, Mr. Steinhart was Chairman and Chief Executive Officer of Bank One, Texas, N.A. Mr. Steinhart joined Bank One in connection with its merger with Team Bank, which he founded in 1988. Mr. Steinhart is a member of the board of directors of Texas Industries, Inc. and Penske Auto Group, Inc., and serves as a trustee of the MFS/Compass Group of mutual funds. Mr. Steinhart also serves on the advisory boards of JP Morgan Chase Dallas and SunTx Capital Partners. Mr. Steinhart holds a B.B.A. and an M.B.A. from the University of Texas at Austin and is a Certified Public Accountant.

Brandon White.  Mr. White has served as a director since June 2005. He has served as a Managing Director of Charlesbank Capital Partners, LLC, a private investment firm, since 1998. Prior to joining Charlesbank Capital Partners, LLC, Mr. White was employed by Harvard Private Capital Group.  Mr. White holds a B.A. from Brigham Young University.

Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

The Board of Directors met seven times during the fiscal year ended June 30, 2008.  Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which he served during the portion of fiscal 2008 during which he served.  The Board of Directors has standing Audit, Compensation, and Nominating and Corporate Governance Committees.  Each committee has a charter that has been approved by the Board of Directors.  Each committee is required to review the appropriateness of its charter at least annually.

 Audit Committee

The Audit Committee of the Board of Directors currently consists of David W. Biegler, Jerry W. Pinkerton and Ronald G. Steinhart (Chairman).  Messrs. Biegler and Steinhart have served on the Audit Committee since our initial public offering in January 2007.  Mr. Pinkerton has served on the Audit Committee since May 2008.

The Board of Directors has determined that Messrs. Biegler, Pinkerton and Steinhart each meet the independence requirements promulgated by The NASDAQ Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (“SEC”), including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and qualifies as an “audit committee financial expert” under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Messrs. Biegler, Pinkerton and Steinhart with respect to certain accounting and auditing matters.  The designation does not impose upon Messrs. Biegler, Pinkerton and Steinhart any duties, obligations or liability that are greater than are generally imposed on other members of the Board of Directors, and designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Board of Directors.

The Audit Committee met four times during the fiscal year ended June 30, 2008. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

As described more fully in its charter, the Audit Committee oversees the Company’s accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee’s responsibilities include, but are not limited to:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including the receipt and consideration of certain reports from our independent auditor;

•	resolving disagreements between management and our independent auditor;

•	pre-approving all auditing and permissible non-audit services (except de minimis non-audit services), and the terms of such services, to be provided by our independent auditor;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	coordinating the oversight of our internal control over financial reporting, and disclosure controls and procedures;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our independent auditor and procedures for the receipt and retention of accounting related complaints and concerns; and

•	meeting independently with our independent auditors and management.

Additionally, the Audit Committee is responsible for preparing the Audit Committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

 Compensation Committee

The Compensation Committee currently consists of E. Thomas Corcoran, Michael Eisenson (Chairman) and David W. Biegler. Messrs. Eisenson and Biegler have served on the Compensation Committee since our initial public offering in January 2007.  Mr. Corcoran has served on the Compensation Committee since May 2008.  The Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to executive officers of the Company. In fulfilling its role, the Compensation Committee’s responsibilities include, but are not limited to:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	determining the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our incentive-based compensation plans and equity-based compensation plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Additionally, the Compensation Committee is responsible for preparing the Compensation Committee report for inclusion in this Proxy Statement in accordance with applicable rules and regulations.

The Board of Directors has determined that Messrs. Eisenson, Corcoran and Biegler of the Compensation Committee each meet the independence requirements promulgated by NASDAQ.  The Compensation Committee met two times during the fiscal year ended June 30, 2008.  The Compensation Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

 Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Michael Eisenson, Mark A. Rosen (Chairman) and Ronald G. Steinhart.  Messrs. Eisenson, Rosen and Steinhart have served on the Nominating and Corporate Governance Committee since our initial public offering in January 2007. In fulfilling its role, the Nominating and Corporate Governance Committee’s responsibilities include, but are not limited to:

•	developing and recommending to the Board criteria for Board and committee membership;

•	establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

•	identifying individuals qualified to become Board members;

•	establishing procedures for stockholders to submit recommendations for director candidates;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•	overseeing the evaluation of the Board and management.

As described below in the section entitled “Policies Governing Director Nominations,” the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders.

The Board of Directors has determined that Messrs.  Eisenson, Rosen and Steinhart of the Nominating and Corporate Governance Committee each meet the independence requirements promulgated by NASDAQ. The Nominating and Corporate Governance Committee met two times during the fiscal year ended June 30, 2008. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at www.ahii.com.

 Independence of Members of the Board of Directors

The Board of Directors has determined that Messrs. Biegler, Corcoran, Eisenson, Pinkerton, Rosen, Steinhart and White are independent within the meaning of the director independence standards of NASDAQ, and Messrs. Biegler, Corcoran, Pinkerton, and Steinhart are independent within the meaning of the director independence standards of the SEC.  The Board of Directors has determined that the Audit, Compensation, and Nominating and Corporate Governance committees of the Board of Directors are currently independent within the meaning of NASDAQ’s and the SEC’s director independence standards.

 Executive Sessions of Independent Directors

Non-management members of the Board of Directors meet without the employee directors of the Company following regularly scheduled in-person meetings of the Board of Directors.  Executive sessions of the independent directors are held at least one time each year following regularly scheduled in-person meetings of the Board of Directors. These executive sessions include only those directors who meet the independence requirements promulgated by NASDAQ and Mr. Eisenson is responsible for chairing these executive sessions.

 Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Compensation Committee.

 Policies Governing Director Nominations

   Director Qualifications

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and current make-up of the Board of Directors. The Nominating and Corporate Governance Committee must be satisfied that each committee-recommended nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other members of the Board of Directors, in collectively serving the long-term interests of the stockholders. In addition to these minimum qualifications, the Nominating and Corporate Governance Committee shall recommend that the Board of Directors select persons for nomination to help ensure that a majority of the Board of Directors shall be “independent,” in accordance with the standards established by NASDAQ, and that at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules. Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which we operate and whether the nominee, if elected, will assist in achieving a mix of Board members that represents a diversity of background and experience.

   Process for Identifying and Evaluating Director Nominees

Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors.

   Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will review and consider director nominee candidates who are recommended by stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the following procedures:

The Company must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting.

All such recommendations for director nominees must be in writing and include the following:

•	The name and address of record of the stockholder.

•
A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act.

•
The name, age, business and residential address, educational background, current principal occupation or employment and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director nominee candidate.

•
A description of the qualifications and background of the proposed director nominee candidate, which addresses the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time and set forth in the Nominating and Corporate Governance Committee charter.

•	A description of all arrangements or understandings between the stockholder and the proposed director nominee candidate.

•
The consent of the proposed director nominee candidate (i) to be named in the proxy statement relating to the Company’s Annual Meeting and (ii) to serve as a director if elected at such Annual Meeting.

•	Any other information regarding the proposed director nominee candidate that is required to be included in a proxy statement filed pursuant to SEC rules.

Nominations must be sent to the attention of the Secretary of the Company by U.S. mail (including courier or expedited delivery service) to:

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, TX 76262
Attn: Corporate Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee.  As a requirement to be considered for nomination to the Company’s Board of Directors, a candidate may need to comply with the following minimum procedural requirements:

•	A candidate may be required to undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing; and

•	A candidate may be required to complete a detailed questionnaire regarding his or her experience, background and independence.

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.  In addition to these procedures for recommending a director nominee to the Nominating and Corporate Governance Committee, a stockholder may propose an individual for election to the Board of Directors in accordance with the Company’s By-Laws, as described in the “Stockholder Proposals” section of this Proxy Statement.

Policy Governing Securityholder Communications with the Board of Directors

The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for securityholder communication as follows:

For communications directed to the Board of Directors as a whole, securityholders may send such communications to the attention of the Chairman of the Board of Directors by U.S. mail (including courier or expedited delivery service) to:

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, TX 76262
Attn: Chairman of the Board of Directors

For securityholder communications directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, TX 76262
Attn: [Name of the Director]

The Company will forward any such securityholder communication to the Chairman of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed.

 Policy Governing Director Attendance at Annual Meetings

The Company’s policy is that one of the Board of Directors’ regular meetings should be scheduled on the same day as the Company’s Annual Meeting and all directors are encouraged to attend the Company’s Annual Meeting.  Messrs. Biegler, Eisenson, Oelkers, Robison, Rosen, White, Steinhart attended our 2007 Annual Meeting.

 Board of Directors Evaluation Program

In order to maintain the Company’s governance standards, the Board of Directors is required to undertake annually a formal self-evaluation process. As part of this process, the Board of Directors evaluates a number of competencies, including but not limited to: Board structure; Board roles; Board processes; Board composition, orientation and development; and Board dynamics, effectiveness and involvement. The evaluation process also includes consideration of the appropriate Board size, succession planning and the technical, business and organizational skills required of future Board members.

 Code of Ethics

The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, that applies to all of the Company’s directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the Corporate Governance section of the Company’s website at www.ahii.com. A copy of the Code of Business Conduct may also be obtained, free of charge, from the Company upon written request directed to: Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: General Counsel. The Company intends to disclose any amendment to or waiver of a provision of the Code of Business Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website available at www.ahii.com.

For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at www.ahii.com.

Certain Business Relationships and Related Party Transactions

In accordance with its charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis and the approval by the Audit Committee is required for all related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each executive officer of the Company named in the Summary Compensation Table set forth below under “Executive Compensation” and (iv) by all directors and executive officers of the Company as a group.

The applicable ownership percentage is based upon 24,329,670 shares of our Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percentage
Charlesbank (2)	6,292,799	25.8%
Waddell & Reed, Inc. and associated investment funds (3)	3,459,200	14.2%
Eagle Asset Management, Inc. (4)	2,510,259	10.3%
T. Rowe Price Associates, Inc. (5)	1,538,400	6.3%
James C. Robison (6)	1,536,383	6.3%
W. Greg Eveland (7)	744,019	3.1%
William F. Lacey (8)	552,931	2.3%
Kathy C. Hassenpflug (9)	12,363	*
Damian Olthoff (10)	6,113	*
David W. Biegler	6,969	*
E. Thomas Corcoran	4,608	*
Michael Eisenson (11)	6,431,521	26.4%
Jerry W. Pinkerton	4,608	*
Mark A. Rosen (12)	6,292,799	25.8%
Ronald G. Steinhart	16,059	*
Brandon White (13)	6,292,799	25.8%
All executive officers and directors as a group (13 persons)	9,136,222	38.3%
_________________________

* Represents less than 1% of the outstanding shares of Common Stock.

(1)
Except as otherwise indicated, addresses are c/o Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262. The address of Charlesbank Capital Partners, LLC, Mr. Eisenson, Mr. Rosen and Mr. White is c/o Charlesbank Capital Partners, LLC, 200 Clarendon Street, 54th Floor, Boston, MA 02116.  Amounts and percentages include both (a) shares subject to stock options that were exercisable within 60 days after September 19, 2008, whether or not such options were in-the-money and (b) deferred stock units (DSUs) granted to non-employee directors as compensation pursuant to our 2007 Stock Option and Incentive Plan, whether or not such DSUs have vested.

(2)
Amounts shown reflect the aggregate number shares of Common Stock held by Charlesbank Equity Fund VI, Limited Partnership, CB Offshore Equity Fund VI, L.P. and Charlesbank Equity Coinvestment Fund VI, Limited Partnership (collectively, “Charlesbank”).  Investment and voting control of Charlesbank is held by Charlesbank Capital Partners, LLC.  Includes 20,907 DSUs assigned to Charlesbank by Messrs. Eisenson, Rosen and White.

(3)
Information regarding Waddell & Reed Investment Management Company is based solely upon a Schedule 13G/A filed by Waddell & Reed Investment Management Company, Ivy Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., and Waddell & Reed Financial, Inc. with the SEC on February 1, 2008, which indicates that the reporting persons held sole voting and investment power over 3,459,200 shares. The address of the reporting persons is c/o Waddell & Reed, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.

(4)
Information regarding Eagle Asset Management, Inc. is based solely upon a Schedule 13G filed by Eagle Asset Management, Inc. with the SEC on May 9, 2008, which indicates that Eagle Asset Management, Inc. held sole voting and investment power over 2,510,259 shares.  Its address is 880 Carillon Parkway, St. Petersburg, FL 33716.

(5)
Information regarding T.Rowe Price Associates, Inc. is based solely upon a Schedule 13G filed by T.Rowe Price Associates, Inc. with the SEC on February 13, 2008, which indicates that T.Rowe Price Associates, Inc. held sole voting power over 142,300 shares and sole investment power over 1,538,400 shares.  Its address is 100 E. Pratt Street, Baltimore, MD 21202.

(6)
Amounts shown include 5,500 shares owned indirectly by Mr. Robison as custodian on behalf of his two minor children.  Includes 62,500 shares that Mr. Robison has the right to acquire within 60 days pursuant to stock options.

(7)
Mr. Eveland separated from his employment with the Company as Senior Vice President and Chief Operating Officer on October 1, 2007.  Information with respect to Mr. Eveland's shares is based solely on Forms 4 filed prior to his separation.  Includes 50,000 shares that Mr. Eveland has the right to acquire within 60 days pursuant to stock options.

(8)	Includes 22,500 shares that Mr. Lacey has the right to acquire within 60 days pursuant to stock options.

(9)	Includes 1,250 shares that Ms. Hassenpflug has the right to acquire within 60 days pursuant to stock options.

(10)	Includes 6,250 shares that Mr. Olthoff has the right to acquire within 60 days pursuant to stock options.

(11)
Amounts shown include 69,361 shares held by Mr. Eisenson.  Also includes 69,361 shares held by a trust for the benefit of certain family members.  Mr. Eisenson is a Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. Eisenson disclaims beneficial ownership of Charlesbank's shares, except to the extent of his pecuniary interest therein. Mr. Eisenson has been a member of our Board of Directors since June 2005. See note 2 above.

(12)
Mr. Rosen is a Managing Director of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. Rosen disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Mr. Rosen has been a member of our Board of Directors since June 2005. See note 2 above.

(13)
Mr. White is a Managing Director of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank’s interest in us. Mr. White disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.  Mr. White has been a member of our Board of Directors since June 2005. See note 2 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of the Company’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company.  Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings.  Based on its review of the copies of such filings received by it from July 1, 2007 to the present, the Company believes that no Reporting Person filed a late report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, cash incentives, a long-term equity incentive compensation plan and a broad-based benefits program.

We place significant emphasis on performance-based compensation, and in connection with such compensation, make payments when certain Company and individual goals are achieved and/or when significant stockholder value is created. This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and the other three most highly compensated executive officers, who are collectively referred to as our “named executive officers.”

The Objectives of our Executive Compensation Program.

We believe that executive compensation should be sufficient to attract and retain competent persons and provide incentives to motivate and reward executives for achieving the strategic, financial and operational goals essential to our long-term success and growth in stockholder value.  To this end, the Compensation Committee determines executive compensation by applying the following key principles:

•	that executive compensation should depend upon the Company’s performance and individual performance;

•	that the interests of executives should be closely aligned with those of stockholders through equity-based compensation; and

•	that compensation should be appropriate and fair in comparison to the compensation provided to executives by other companies with which we are competing for executive talent.

Our Compensation Committee

Our Compensation Committee of the Board of Directors oversees the development of our compensation plans and policies for executive officers. The Compensation Committee charter outlines the responsibilities of the Compensation Committee. Our Compensation Committee has been delegated the authority to determine all forms of compensation to be granted to our executive officers in furtherance of our compensation objectives.  The Compensation Committee is composed entirely of non-employee directors. See “Management—Compensation Committee” and “Management—Compensation Committee Interlocks and Insider Participation.” In making its decisions regarding executive compensation, the committee considers input from the chief executive officer and the chief financial officer, but meets outside the presence of all executive officers when making final decisions.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation.  In determining the amount and mix of compensation elements, the Compensation Committee relies upon its own experience and its own judgment about each individual executive officer and not on rigid formulas, taking into account the following factors:

•	the scope and strategic impact of the executive officer’s responsibilities;

•	the Company’s past business performance and future expectations;

•	the performance and experience of each individual;

•	past salary levels of each individual and of the executives as a group;

•
for each executive officer, other than the chief executive officer, the evaluations and recommendations of the chief executive officer; the chief executive officer is evaluated by the independent directors; and

•	relative levels of pay among the Company’s executives.

Compensation Components

Executive compensation currently includes the following elements:

Base Salary

We design base salaries to compensate our executives for their position and level of responsibility.  Each of our named executive officers has an employment agreement with the Company.  The Compensation Committee reviews base salaries annually and may adjust individual salaries to make them commensurate with performance, business impact, tenure and experience, and changes in job responsibilities and market practice.  When establishing the base salary of any executive officer, we also consider business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors.  We believe that a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

Cash Incentives

The Compensation Committee has not adopted a formula-based cash incentive performance bonus plan for the named executive officers.  We did award discretionary cash bonuses during fiscal year 2008, in recognition of our accomplishments during the year, including record sales revenue, and the successful acquisition and integration of a key strategic target.  The Compensation Committee expects that a large portion of executive compensation going forward will be performance-based.  Performance goals will vary depending on the individual executive, but are expected to relate generally to factors such as financial, operational and acquisition objectives.

Stock Options

We believe that equity ownership in our Company is important to provide our executive officers with long-term incentives to build value for our stockholders. Our Compensation Committee’s general policy is to grant stock options at regularly scheduled meetings, with an exercise price per share equal to the closing price of our Common Stock on the date of grant.  Each executive officer is initially provided with an option grant when he or she joins us based upon his or her position with us and his or her relevant prior experience.  These initial grants generally vest in annual installments over four years from the commencement of employment.  We spread the vesting of our options over a period of four years to compensate executives for his or her contribution over a period of time and to give our executives an incentive to remain with us.

In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and to reward the achievement of corporate goals and strong individual performance.  We expect that we will continue to rely on performance-based and retention grants in our 2009 fiscal year to provide additional incentives for current executives and to ensure that executives are appropriately aligned to lead us for future growth.  Option grants (other than initial grants that are part of an employment offer) are not generally communicated to executives in advance.  Our Compensation Committee and Board of Directors may also consider in the future awarding additional or alternative forms of equity incentives, such as grants of restricted stock, stock appreciation rights and other performance-based awards.

Other Compensation

Consistent with our compensation philosophy to attract and retain talent, we provide employee benefits for all employees, including executive officers, which include health and dental benefits, life insurance benefits, long and short-term disability coverage, and a 401(k) savings plan.  We currently do not provide any deferred compensation programs or pensions to any executive officer, including the named executive officers.  We have also reimbursed certain of our executives for normal moving expenses in connection with their relocation to our corporate headquarters.

Compensation Actions for Our Chief Executive Officer and Our Other Named Executive Officers During Fiscal 2008

Until January 30, 2007, our Company was privately-held and there was no assurance that we would be successful in completing an initial public offering.  In this context, executive base salaries were set at levels the Compensation Committee believed to be comparable to those of other privately-held distribution companies of comparable size.   The Compensation Committee also set salaries at levels that it believed were affordable by us, with the expectation that additional compensation would be paid upon successful achievement of corporate goals.

In addition to the general criteria described above, the Compensation Committee considered the following, among other factors, in determining salary increases, year-end bonuses and stock option grant amounts for our executives:

•	total compensation (salary, bonus and options) for comparable positions;

•	in the case of stock option grants, the levels of previous stock option grants to other Company executives, taking into account the length of service and relative contributions of such executives; and

•	the Committee’s judgment as to what we could afford based on available financial resources at the time of the determination.

Annual salaries for Mr. Robison, Mr. Lacey, Ms. Hassenpflug and Mr. Olthoff for fiscal 2008 were set at $350,000, $225,000, $93,541 and $120,000 respectively.  In addition, at our 2007 Annual Shareholder Meeting in November 2007, stock options were also granted to Mr. Robison, Mr. Lacey, Ms. Hassenpflug and Mr. Olthoff.

In November 2007, the Compensation Committee again reviewed executive compensation.  The Compensation Committee increased the annual base salaries of Ms. Hassenpflug and Mr. Olthoff to $100,000 and $130,000 respectively.

In September 2008, the Compensation Committee again reviewed executive compensation.  The Compensation Committee increased the annual base salary of Mr. Olthoff to $140,000, effective July 2008.  The Compensation Committee then decided to award bonuses for 2008 in recognition of the outstanding performance by Company executives and the achievement of key Company milestones during 2008, specifically, record sales revenue and the successful acquisition of a key strategic target.  In determining the bonus amounts, the Compensation Committee considered the general factors described above in “Our Compensation Committee.”

Severance Compensation and Termination Protection

We previously entered into employment or severance agreements with our executive officers, including our Chief Executive Officer, Chief Financial Officer, Vice President-Human Resources and General Counsel.  These agreements are described in more detail elsewhere in the sections titled “—Agreements with Executive Officers” and “—Potential Payments Upon Termination or Change of Control.”  These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change in control of the Company or a termination without cause by us or a voluntary termination by the executive for good reason, each as is defined in the agreements.

Our executive employment agreements and the related severance compensation provisions are designed to meet the following objectives:

•
Change in Control:   As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives.  In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders.  We provide a component of severance compensation if an executive is terminated as a result of a change of control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

•
Termination Without Cause or For Good Reason:   If we terminate the employment of a senior executive “without cause” or the executive resigns for “good reason,” each as defined in the applicable agreement, we are obligated to make certain payments based on the executive’s then-effective base salary.  We believe this is appropriate because the terminated executive is bound by confidentiality and non-competition provisions continuing after termination. We also believe it is beneficial to have a mutually-agreed severance package in place prior to any termination event, to avoid disruptive conflicts and provide us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.

Tax Considerations

In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we cannot deduct, for federal income tax purposes, compensation in excess of $1 million paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

Compensation Committee Report

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors and the Board of Directors has agreed that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee,

Michael Eisenson (Chairman)
David W. Biegler
E. Thomas Corcoran

Executive Compensation Summary

The following summarizes the compensation earned by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to as our “named executive officers,” during the fiscal years ended June 30, 2008, June 30, 2007 and June 30, 2006, which we refer to as “fiscal 2008,” “fiscal 2007,” and "fiscal 2006" respectively.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation(1) ($)		Total ($)
James C. Robison	2008	350,000	290,000	467,696	34,181		1,141,877
Chairman, President and	2007	350,000	315,000	74,870	444,890		1,184,760
Chief Executive Officer	2006	350,000	545,000	—	2,130		897,310

William F. Lacey	2008	225,000	145,000	187,863	20,714		578,577
Senior Vice President and	2007	225,000	157,500	29,949	208,893		621,342
Chief Financial Officer	2006	225,000	267,500	—	120,123	(2)	612,623

W. Greg Eveland (3)	2008	56,250	—	56,066	407,011	(4)	519,327
Senior Vice President and	2007	225,000	157,500	37,435	223,237		643,172
Chief Operating Officer	2006	225,000	272,500	—	1,878		499,378

Kathy C. Hassenpflug	2008	96,667	15,782	16,260	1,219		129,928
Vice President-Human Resources	2007	88,541	19,800	1,497	10,561		120,399
	2006	81,458	14,801	—	1,500		97,759

Damian Olthoff (5)	2008	126,667	30,000	46,966	8,180		211,813
General Counsel and Secretary	2007	110,000	46,800	7,487	10,179		174,466
	2006	83,282	16,440	—	1,500		101,222

_______________
(1)
Amounts shown include the cost of a Company car, club dues, life and long term disability insurance, dividends paid on common stock in September 2006, and the matching contribution made to the 401(k) savings plan on behalf of the named executive officers.  The dividends paid to Messrs. Robison, Lacey, Eveland, and Olthoff, together with Ms. Hassenpflug were $417,967, $191,073, $203,015, $3,187, and $9,561 respectively.

(2)	Also includes relocation costs paid on behalf of or reimbursed to Mr. Lacey.

(3)	Mr. Eveland's employment with us was terminated on October 1, 2007.

(4)	Amounts shown include severance and accrued vacation ($181,730) and the cost of accelerated vesting of stock options ($194,218).

(5)	Mr. Olthoff began his employment with us in August 2005.

Agreements with Executive Officers

James C. Robison.  On May 7, 2008, we entered into an amended employment agreement with our Chief Executive Officer, James C. Robison.  The term of his employment is through December 31, 2010 and thereafter automatically renews annually unless either party terminates pursuant to the terms and conditions of the agreement.  Mr. Robison’s agreement calls for the payment of $350,000 in annual base salary, subject to increases approved by our Board of Directors. Mr. Robison was awarded a performance bonus of $290,000 as a result of our performance in fiscal year 2008.  Mr. Robison’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Robison’s agreement provides standard insurance and retirement benefits, an automobile allowance of $500 per month and reimbursement for an annual physical medical examination not to exceed $3,000.

William F. Lacey.  On June 30, 2005, we entered into an amended employment agreement with our Chief Financial Officer, William F. Lacey. The term of his employment is indefinite unless either party terminates pursuant to the terms and conditions of the agreement.  Mr. Lacey’s agreement calls for the payment of $225,000 in annual base salary, subject to increases approved by our Board of Directors. Mr. Lacey was awarded a performance bonus of $145,000 as a result of our performance in fiscal year 2008.  Mr. Lacey’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Lacey’s agreement provides standard insurance and retirement benefits and an automobile allowance of $500 per month.

Kathy C. Hassenpflug.  On March 10, 2000, we entered into an agreement with our Vice President-Human Resources.  This agreement is described in “—Potential Payments Upon Termination or Change of Control.”

Damian Olthoff.  On April 1, 2006, we entered into an employment agreement with our General Counsel, Damian Olthoff. The term of his employment is indefinite unless either party terminates pursuant to the terms and conditions of the agreement. Mr. Olthoff’s agreement calls for the payment of $110,000 in annual base salary, subject to increases approved by our Board of Directors.  Mr. Olthoff was awarded a performance bonus of $30,000 as a result of our performance in fiscal year 2008. Mr. Olthoff’s bonuses in subsequent years of employment will be determined by our Board of Directors based upon our performance and other individual performance milestones to be determined by the Board.  Mr. Olthoff’s agreement provides standard insurance and retirement benefits and an automobile allowance of up to $500 per month.

W. Greg Eveland.  On October 1, 2007, Mr. Eveland separated from his employment with us.  In connection with such separation, we and Mr. Eveland entered into a Separation Agreement and Full and Final Release, dated as of October 4, 2007 (the “Separation Agreement”). The Separation Agreement supersedes the terms of Mr. Eveland’s employment agreement.  Pursuant to the terms of the Separation Agreement, we are obligated to (i) pay to Mr. Eveland as severance his annual base salary in effect on the departure date for a period of twelve months and thereafter pay fifty percent (50%) of his annual base salary in effect on the departure date for a period of twenty-four months, (ii) vest 50,000 shares of Mr. Eveland’s stock options and extend Mr. Eveland’s right to exercise such options to ten (10) years from the date of grant, (iii) pay Mr. Eveland’s COBRA premiums for health and welfare benefits continuation if Mr. Eveland elects COBRA coverage for a period of eighteen months and thereafter reimburse Mr. Eveland on a limited basis for comparable benefits for an additional term of eighteen months and (iv) reimburse Mr. Eveland for certain limited life and disability insurance coverage for a period of thirty-six months. Mr. Eveland will not be entitled to reimbursement for health and welfare or life and disability insurance benefits if he secures alternative employment during the thirty-six month period following the departure date.  Our obligations to provide the forgoing benefits are subject to Mr. Eveland’s compliance with certain post-employment restrictive covenants which limit Mr. Eveland’s ability to compete with us, solicit our customers or employees, or divulge confidential information concerning us.

In addition to the foregoing, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify these directors and executive officers to the fullest extent permitted by law and our certificate of incorporation and by-laws, and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

Grants of Plan-Based Awards Table - 2008

The following table sets forth information on option grants to our named executive officers in fiscal 2008.

Grants of Plan-Based Awards—2008

Name	Grant Date (1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($/share)
James C. Robison	11/20/07	222,000	$11.47	$4.28
William F. Lacey	11/20/07	90,000	$11.47	$4.28
W. Greg Eveland (2)	-	-	$-	-
Kathy C. Hassenpflug	11/20/07	15,000	$11.47	$4.28
Damian Olthoff	11/20/07	22,500	$11.47	$4.28
____________________
(1)	These options have a ten-year term and vest in equal installments of 25% on each of the first four anniversaries of the date of grant.
(2)	Mr. Eveland separated from his employment with us on October 1, 2007.

Employee Equity Compensation Plans

2007 Stock Option and Incentive Plan

Our 2007 Stock Option and Incentive Plan, or 2007 Option Plan, was adopted by our Board of Directors and approved by our stockholders in January, 2007. The 2007 Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights. We reserved 2,500,000 shares of our common stock for the issuance of awards under the 2007 Option Plan. This number is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited, canceled from awards, held back upon exercise of an award, reacquired by us or satisfied without the issuance of shares of our common stock under the 2007 Option Plan also will be available for future awards.

The 2007 Option Plan is administered by either a committee of at least two non-employee directors or by our full Board of Directors. The administrator of the 2007 Option Plan has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Option Plan.

All full-time and part-time officers, employees, non-employee directors and other key persons (including consultants and prospective employees) are eligible to participate in the 2007 Option Plan, subject to the discretion of the administrator. There are certain limits on the number of awards that may be granted under the 2007 Option Plan. For example, no more than 1,000,000 shares of stock may be granted in the form of stock options or stock appreciation rights to any one individual during any one-calendar-year period.

The exercise price of stock options awarded under the 2007 Option Plan may not be less than the fair market value of our common stock on the date of the option grant and the term of each option may not exceed 10 years from the date of grant. The administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2007 Option Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

To qualify as incentive options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders. No incentive stock option awards may be granted under the 2007 Option Plan after January 8, 2017.

Stock appreciation rights may also be granted under our 2007 Option Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof. The exercise price of stock appreciation rights granted under our 2007 Option Plan may not be less than the fair market value of our common stock on the date of grant.

Restricted stock may also be granted under our 2007 Option Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any recipient. The administrator may impose whatever vesting conditions it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

Deferred stock awards may also be granted under our 2007 Option Plan. Deferred stock awards are stock units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the administrator shall determine. Certain grantees, including directors, will be permitted to defer their compensation and receive deferred stock awards in lieu of current cash compensation. All deferred compensation will be structured to meet the requirements of Section 409A of the Internal Revenue Code.

Automatic grants of deferred stock units are made to our non-employee directors under the 2007 Option Plan. Each non-employee director will automatically be granted, upon his or her election to the Board, such number of shares of deferred stock units that are equal in value to $40,000. These grants will vest on the one year anniversary of the grant date. Annual grants of deferred stock units of the same value will also be made to our non-employee directors around the time of our Annual Meeting. These directors’ grants will vest on the one-year anniversary of the grant date or the date our next Annual Meeting, if earlier.

Unrestricted stock, cash-based awards, dividend equivalent rights and performance share awards may also be granted under our 2007 Option Plan. Unrestricted stock awards are awards of shares of stock that are free of any restrictions. The administrator may grant unrestricted stock awards in respect of past services or in lieu of other compensation. Cash-based awards are awards that entitle the recipient to receive a cash-denominated payment. The administrator shall establish the terms and conditions of cash-based awards, including the conditions upon which any such award will become vested or payable. Cash-based awards may be made in cash or shares of stock in the administrator’s discretion. Dividend equivalent rights are the right to receive credits based on cash dividends that would have been paid on the shares of stock underlying the award and are subject to the terms and conditions specified by the administrator at the time of grant. The 2007 Option Plan also permits the administrator to grant performance share awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. These awards are only payable upon the attainment of specified performance goals, as described in the 2007 Option Plan. The maximum performance-based award payable in any performance cycle to any one individual is 500,000 shares or $6,000,000 in the event of a performance-based award that is a cash-based award.

In the event of a merger, sale or dissolution of the Company, or a similar “sale event,” all stock options and stock appreciation rights granted under the 2007 Option Plan will automatically become fully exercisable and all other awards granted under the 2007 Option Plan will become fully vested and non-forfeitable unless these awards are assumed by an entity whose shares are publicly traded.

Our Board of Directors may amend or discontinue the 2007 Option Plan at any time and the administrator may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder’s consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, the administrator may not “reprice” or otherwise reduce the exercise price of outstanding stock options. Further, amendments to the 2007 Option Plan will be subject to approval by our stockholders if the amendment (1) increases the number of shares available for issuance under the 2007 Option Plan, (2) expands the types of awards available under, the eligibility to participate in, or the duration of, the plan, (3) materially changes the method of determining fair market value for purposes of the 2007 Option Plan, (4) is required by the NASDAQ Global Market rules or (5) is required by the Internal Revenue Code to ensure that incentive options are tax-qualified.

Outstanding Equity Awards at Fiscal Year End – 2008

The following table sets forth the number of options to purchase shares of our common stock held by the named executive officers at June 30, 2008.

		Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
James C. Robison	—	222,000(1)	11.47	November 20, 2017
	62,500	187,500(2)	11.00	January 30, 2017
William F. Lacey	—	90,000(1)	11.47	November 20, 2017
	25,000	75,000(2)	11.00	January 30, 2017
W. Greg Eveland (3)	50,000	—	11.00	January 30, 2017

Kathy C. Hassenpflug	—	15,000(1)	11.47	November 20, 2017
	1,250	3,750(2)	11.00	January 30, 2017
Damian Olthoff	—	22,500(1)	11.47	November 20, 2017
	6,250	18,750(2)	11.00	January 30, 2017
____________________
(1)	These options vest in equal installments of 25% on each of the first four anniversaries of November 20, 2007.
(2)	These options vest in equal installments of 25% on each of the first four anniversaries of January 30, 2007.
(3)	Mr. Eveland separated from his employment with us on October 1, 2007.

Option Exercises and Stock Vested– 2008
During fiscal 2008, our named executive officers exercised no stock options and no stock awards became vested.

Potential Payments Upon Termination or Change of Control
We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to the named executive officers in the event of a termination of their employment or a change of control of the Company. The following narrative disclosure summarizes the potential payments to each named executive officer.

    James C. Robison.  Mr. Robison’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his death or disability. In addition, in the case of termination by Mr. Robison for good reason, or by us without cause, he will receive (A) an amount equal to two times his base salary payable as follows: (i) $450,000 in equal semi-monthly installments beginning on March 31st of the year following termination and ending on the 15th day of the month containing the second anniversary of the date of termination, and (ii) the remainder in equal semi-monthly installments beginning on fifteenth day of the month following the month in which the date of termination occurs and ending on March 15 of the year following the date of termination, (B) title to and ownership of the Company vehicle provided for his use before the date of termination and (C) limited reimbursement for certain life and long term disability insurance, group medical and dental plans for 24 months provided that Mr. Robison is entitled to continue such participation under applicable law and plan terms.  In addition, we will continue to vest and make exercisable for twenty four months after his termination, certain unvested stock options.  We estimate that the cost of these benefits to us is approximately $743,980.  Additionally, under the terms of Mr. Robison’s agreement, he agreed not to compete with us for a period ending two years following the termination of his employment with us for any reason. Finally, Mr. Robison agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of three years following the termination of his employment with us for any reason.

William F. Lacey.  Mr. Lacey’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his death or disability. In addition, in the case of termination by Mr. Lacey for good reason, or by us without cause, he will receive his full base salary for the following 12 months. Additionally, we will continue to pay the premium cost of group medical and dental plans for 12 months, provided that Mr. Lacey is entitled to continue such participation under applicable law and plan terms.  We estimate that the cost of these benefits to us is approximately $248,432.  Additionally, under the terms of Mr. Lacey’s agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Lacey agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

Kathy C. Hassenpflug.   In the event Ms. Hassenpflug terminates her employment for good reason, or we terminate her employment without cause, she will receive her full base salary for the following 6 months.  We estimate that the cost of these benefits to us is approximately $50,000.  Additionally, under the terms of Ms. Hassenpflug’s severance agreement, she agreed not to compete with us for a period ending one year following the termination of her employment with us for any reason.  Finally, Ms. Hassenpflug agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of one year following the termination of her employment with us for any reason.

    Damian Olthoff.  Mr. Olthoff’s employment agreement provides for severance payments in the event his employment with us is terminated as a result of his disability.  In addition, in the case of termination by Mr. Olthoff for good reason, or by us without cause, he will receive his full base salary and automobile allowance for the following 6 months. Additionally, we will continue to pay the premium cost of group medical and dental plans for 6 months, provided that Mr. Olthoff is entitled to continue such participation under applicable law and plan terms. Additionally, Mr. Olthoff is eligible to receive total severance compensation of at least $100,000, less any pre-tax income realized by Mr. Olthoff as a result of the sale or transfer of any shares of our capital stock held by Mr. Olthoff, in connection with termination by us without cause or by Mr. Olthoff with good reason if such termination occurs within 12 months of a change in control. We estimate that the cost of these benefits to us is approximately $84,444.  Additionally, under the terms of Mr. Olthoff’s agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Olthoff agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

Director Compensation Table – 2008

The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal 2008.

Name	Fees Earned or Paid in Cash	DSUs Issued(1)	DSU Expense(2)	Total
David W. Biegler	$42,000	3333	$47,819	$89,819
Ronald G. Steinhart	$46,781	3333	47,819	$94,600
Michael R Eisenson	$49,683	3333	47,819	$97,502
Mark A. Rosen	$48,224	3333	47,819	$96,043
Brandon White	$37,500	3333	47,819	$85,319
Robert Oelkers(3)	$18,738	—	—	$18,738
Jerry W. Pinkerton	$7,438	4608	5,917	$13,355
E. Thomas Corcoran	$7,438	4608	5,917	$13,355

(1)	All of the DSUs vest on the anniversary of the grant date. Each vested DSU converts into one share of common stock upon retirement or other termination of service as a director of the Company.
(2)	Includes expenses incurred during fiscal 2008 for DSUs granted during fiscal year 2007.
(3)	Mr. Oelkers passed away on January 7, 2007 prior to the anniversary of the 2008 DSU grant. As a result, the DSUs granted to Mr. Oelkers failed to vest.

Discussion of Director Compensation

Directors who are also our employees receive no additional compensation for their services as directors. Our non-employee directors each receive an annual fee from us of $30,000. In addition, we will pay our non-employee directors a fee of $2,500 for each in-person Board of Directors meeting they attend and $500 for each telephonic Board of Directors meeting they attend. The chairperson of our Audit Committee receives an additional annual fee of $10,000 and the chairpersons of our Compensation Committee and Nominating and Corporate Governance Committee each receive an additional annual fee of $5,000. We reimburse non-employee directors for reasonable expenses incurred in connection with attending Board of Directors and committee meetings. Our directors who are affiliated with Charlesbank have assigned the compensation they receive from us to Charlesbank Capital Partners, LLC or an affiliated investment fund.

Pursuant to the terms of the 2007 Option Plan, as described below, directors are permitted to defer all, or a portion, of their director compensation fees, other than meeting fees. All deferred fees will be converted to deferred stock units based on the fair market value of shares of our Common Stock on the date the fees would otherwise be paid. The units are typically settled in shares in a lump sum when the director resigns from the Board of Directors.

Upon election to the Board of Directors, non-employee directors are granted such number of deferred stock units that are equal in value to $40,000, pursuant to the terms of the 2007 Option Plan. All such units shall be granted at the fair market value on the grant date. These units vest on the one year anniversary of the grant date. Additional grants of deferred stock units to our non-employee directors will be made annually. The vesting of these units accelerates upon a change of control of the Company.  These units are typically settled in shares in a lump sum when the director resigns from the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

 No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

 This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of David W. Biegler, Jerry W. Pinkerton and Ronald G. Steinhart (Chairman).  None of the members of the Audit Committee is an officer or employee of the Company.  Messrs. Biegler, Pinkerton and Steinhart are each “independent” for Audit Committee purposes under the applicable rules of NASDAQ and the Securities and Exchange Commission ("SEC").  Messrs. Biegler, Pinkerton and Steinhart are each an “audit committee financial expert” as is currently defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available at the Corporate Governance section of the Company’s website at www.ahii.com.

The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended June 30, 2008, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

 The Audit Committee also reviewed with KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2008, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 114 (The Auditor's Communication With Those Charged With Governance), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations. The Audit Committee has reviewed permitted services under rules of the SEC, as currently in effect, and discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit and Finance Committees), as currently in effect, and has considered and discussed the compatibility of non-audit services provided by KPMG LLP with that firm’s independence.

 The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

 Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC.

Respectfully submitted by the Audit Committee,

                                Ronald G. Steinhart (Chairman)
Jerry W. Pinkerton
David W. Biegler

MATTERS CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee.  Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent public accounting firm. All of the audit-related, tax and all other services provided by our independent public accounting firm to the Company subsequent to the formation of the Audit Committee were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy. All non-audit services provided in fiscal 2008 were reviewed with the Audit Committee, which concluded that the provision of such services by our independent public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  For additional information concerning the Audit Committee and its activities with our independent public accounting firm, see “Management—Audit Committee” and “Report of the Audit Committee of the Board of Directors.”

 Representatives of KPMG LLP attended all meetings of the Audit Committee in fiscal 2008.

CHANGE IN ACCOUNTANTS

    On September 24, 2008, our Audit Committee approved the dismissal of KPMG LLP ("KPMG") as the Company’s independent registered public accounting firm effective immediately.  KPMG was notified of its dismissal on September 24, 2008.

    During the years ended June 30, 2007 and 2008, and through the interim period ended September 24, 2008, (i) the reports issued by KPMG on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG's report on the consolidated financial statements of the Company and subsidiaries as of and for the years ended June 30, 2008 and 2007, contained a separate paragraph stating that "as discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Interpretation 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" in fiscal year 2008 and the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards 123 (revised 2004), "Share-Based Payment" in fiscal year 2007."; (ii) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their opinion; and (iii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of KPMG on the effectiveness of internal control over financial reporting as of June 30, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates in a separate paragraph,  that its audit of internal control over financial reporting of the Company excluded an evaluation of internal control over financial reporting of Kane Veterinary Supplies, Ltd (Kane) which was acquired by the Company in October of 2007 and was excluded from management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2008. Kane's internal control over financial reporting was associated with total assets of approximately $23 million and total revenues of approximately $43 million that are included in the consolidated financial statements of the Company and subsidiaries as of and for the year ended June 30, 2008.

    The Company provided KPMG with a copy of the above disclosures, and KPMG furnished the Company with a letter addressed to the SEC. A copy of such letter from KPMG, dated September 30, 2008, is attached as Exhibit 16.1 to our Current Report on Form 8-K filed on September 30, 2008.

    On September 24, 2008, in accordance with the Audit Committee Charter, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2009.  During the years ended June 30, 2007 and 2008, including the interim period ended September 24, 2008, neither the Company nor anyone on its behalf has consulted with Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.  Representatives of Grant Thornton are not expected to be present at the Annual Meeting.

Fees Billed by KPMG LLP

The following table shows the aggregate fees for professional services rendered by KPMG LLP to the Company for the fiscal years ended June 30, 2008 and June 30, 2007.

	Fiscal year ended June 30,
	2008	2007
Audit fees	783,000	834,288
Audit-related fees	-	32,634
Tax fees	145,864	87,650
All other fees	-	-
Total	944,150	954,572

Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual audit of the Company’s consolidated financial statements, review of the interim consolidated financial statements and services that are normally provided by KPMG LLP.

Audit-Related Fees

Audit-Related Fees for both fiscal 2008 and fiscal 2007 represent fees for professional services rendered in connection with the Company’s 401(k) savings plan.

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal and state tax compliance.

Fees Billed by Grant Thornton

No fees were paid or accrued for audit or any other services to Grant Thornton for the fiscal year ended June 30, 2008.

EXPENSES AND SOLICITATION

 The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation.

 STOCKHOLDER PROPOSALS

 Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the 2009 Annual Meeting of the Company, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than June 25, 2009. Under the Company’s By-Laws, stockholders who wish to make a proposal at the 2009 Annual Meeting — other than one that will be included in the Company’s Proxy Statement — must notify the Company between July 24, 2009 and August 23, 2009. If a stockholder who wishes to present a proposal fails to notify the Company by June 25, 2009 and such proposal is brought before the 2009 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2009 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to ANIMAL HEALTH INTERNATIONAL, INC., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: Corporate Secretary

OTHER MATTERS

 The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

 The Board of Directors
 ANIMAL HEALTH INTERNATIONAL, INC.

October 3, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

ANIMAL HEALTH INTERNATIONAL, INC.

November 6, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20200000000000000000 6 110608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Mark A. Rosen
○ Ronald G. Steinhart

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ANIMAL HEALTH INTERNATIONAL, INC.

November 6, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

\- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20200000000000000000 6 110608

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Mark A. Rosen
○ Ronald G. Steinhart

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANIMAL HEALTH INTERNATIONAL, INC.

7 Village Circle, Suite 200
Westlake, TX 76262

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William F. Lacey and Damian Olthoff, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Animal Health International, Inc., a Delaware corporation ("AHI"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of AHI to be held on Thursday, November 6, 2008, at 8:00 a.m., local time, at AHI's headquarters located at 7 Village Circle, Westlake, TX 76262 (the "Annual Meeting"), or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

14475